Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-266651) of RxSight, Inc,
(2)
Registration Statement (Form S-8 No. 333-258292) pertaining to the 2021 Equity Incentive Plan, 2021 Employee Stock Purchase Plan, 2015 Equity Incentive Plan and 2006 Stock Plan of RxSight, Inc., and
(3)
Registration Statement (Form S-8 No. 333-263374) pertaining to the 2021 Equity Incentive Plan, and 2021 Employee Stock Purchase Plan of RxSight, Inc.;

of our report dated March 6, 2023, with respect to the consolidated financial statements of RxSight, Inc. included in this Annual Report (Form 10-K) of RxSight, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP
Irvine, California
March 6, 2023